UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

Integrated Rail and Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Southwest Boulevard, Suite 320

Fort Worth, Texas 76109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (817) 737-5885

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	IRRXU	The New York Stock Exchange
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	IRRX	The New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock for $11.50 per share, included as part of the Units	IRRXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, Nathan Asplund resigned from the Board of Directors (the “Board”) and as a member of the audit committee of Integrated Rail and Resources Acquisition Corp., a Delaware corporation (the “Company”), effective immediately, as a result of time constraints related to new employment held by Mr. Asplund, which necessitated he relocate to another state. His resignation was not due to any disagreement with the Company.

To fill the vacancy created by Mr. Asplund’s departure, on March 4, 2022, the Board appointed Troy O. Welch to serve as a member of the Board, effective immediately.

There are no family relationships between Mr. Welch and any director, executive officer, or person nominated or chosen by the Company to become a director of the Company. There are no transactions between the Company and Mr. Welch that are subject to disclosure under Item 404(a) of Regulation S-K pertaining to transactions with related persons.

In connection with the appointment, on March 4, 2022, the Company and Mr. Welch entered into a certain letter agreement and indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the other officers and directors in connection with the Company’s initial public offering. On March 7, 2022, DHIP Natural Resources Investments, LLC, the Company’s sponsor, transferred an interest in 25,000 shares of Class B common stock, par value $0.0001 per share, of the Company (founder shares) to Mr. Welch, pursuant to the terms of a grant agreement. The letter agreement, the indemnity agreement and the grant agreement are included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Letter Agreement, dated March 4, 2022, by and among the Company, Troy O. Welch, and DHIP Natural Resources Investments, LLC

10.2	Indemnification Agreement, dated March 4, 2022, by and between the Company and Troy O. Welch

10.3	Grant agreement, dated March 7, 2022, by and between DHIP Natural Resources Investments, LLC and Troy O. Welch

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.
Dated: March 7, 2022

	By:	/s/ Richard Bertel
	Name:	Richard Bertel
	Title:	Chief Executive Officer